Exhibit 99.1(a)

CENTERSTATE BANKS OF FLORIDA, INC.

RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK, PAR VALUE: $0.01 PER SHARE, OF CENTERSTATE BANKS OF FLORIDA, INC.

YOUR RIGHT TO EXERCISE YOUR RIGHTS EXPIRES AT 5:00 P.M., NEW YORK CITY TIME; ON                         , 2004

YOU MAY NOT TRANSFER THIS RIGHTS CERTIFICATE.

EACH RIGHT IS EXERCISABLE TO PURCHASE ONE SHARE OF COMMON STOCK AT U.S. $                 IN CASH

THIS RIGHTS CERTIFICATE MAY ONLY BE USED TO PURCHASE SHARES.

REGISTERED OWNER

NUMBER OF RIGHTS

You, as registered owner, are entitled to purchase the number of shares shown above pursuant to the basic subscription privilege. You are also entitled to exercise an over-subscription privilege. The terms and conditions of the rights, including the basic subscription privilege and the over-subscription privilege, are set forth in the prospectus dated                     , 2004, which are incorporated by reference into this rights certificate.

Any rights that are not exercised at the expiration of the rights offering will be deemed void and terminated.

Date: ______________	CenterState Banks of Florida, Inc.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

	James H. White	Ernest S. Pinner

By:

	Chairman of the Board	President and Chief Executive Officer
AS RIGHTS AGENT AND SUBSCRIPTION AGENT

TO:	CENTERSTATE BANKS OF FLORIDA, INC.

c/o Continental Stock Transfer & Trust Company

Reorganization Department

17 Battery Place

New York, NY 10004

IF YOU ARE OUTSIDE THE UNITED STATES, NO OFFER OR INVITATION TO EXERCISE RIGHTS AND PURCHASE SHARES IS BEING MADE TO YOU, AND YOU MUST NOT ATTEMPT TO EXERCISE OR TRANSFER ANY RIGHTS. HOWEVER, YOU MAY EXERCISE YOUR RIGHTS, IF, ON OR PRIOR TO                     , 2004, YOU PROVIDE EVIDENCE THAT IS SATISFACTORY TO US THAT YOU FALL WITHIN THE PERMITTED CATEGORIES OF PERSONS DESCRIBED IN THE PROSPECTUS.

SECTION 1. TO EXERCISE RIGHTS TO PURCHASE SHARES

A. Basic Subscription Privilege	__________	x	$__________	=	$

B. Over-Subscription Privilege	__________	x	$__________	=	$

C. Total Purchase Price Payment Required				=	$

By signing this rights certificate, I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this rights certificate, (i) acknowledge that I (we) received and read the prospectus dated                     , 2004 relating to my (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this rights certificate; (ii) irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; (iii) represent and warrant that I am (we are) (and any such person(s)) is (are) resident(s) of the United States or I am (we are) otherwise entitled to exercise or direct the exercise of my (our) rights as a non-U.S. holder; and (iv) agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Signature of each person in whose name this rights certificate has been issued:	Signature guaranteed by (see instruction below):

Name:

(must be signed by each registered holder(s) exactly as your name(s) appears on this rights certificate)	Title:

Telephone number: ( ) ______________________________	Name of Eligible Institution: ____________________________

Tax I.D. Number or Social Security Number: _____________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information:	Your signature(s) must be guaranteed by an eligible institution only if your certificate is to be delivered to an address other than the address to which this Shareholder Rights Certificate was sent. Eligible Institutions include members of the Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program.

Name: ____________________________________________

Capacity: __________________________________________

Address (including Zip Code): __________________________

__________________________________________________

__________________________________________________

Telephone Number: ___________________________________
Complete the following only if your stock certificate is to be sent to an address other than the address to which this Shareholder Rights Certificate was sent:

Name: ____________________________________________

Address (including Zip Code): __________________________

__________________________________________________

__________________________________________________

Telephone Number: ___________________________________